UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2012

Commission File Number: 000-53176

BCM ENERGY PARTNERS INC.

(Exact Name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation or organization)

301 St. Charles Avenue, FL 3

New Orleans, Louisiana 70130

(Address of principal executive offices)

504-264-5160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01     Entry into a Material Definitive Agreement

On April 16, 2012, the Company entered into a non-exclusive agreement with Global Hunter Securities, LLC. (GHS), whereby GHS agreed to serve as its financial advisor generally and its mergers and acquisitions (M&A) advisor in connection with the proposed acquisition and/or disposition of one or more opportunities in the oil and gas business and as its advisor and placement agent in connection with above.

In connection with this engagement, GHS shall provide various support services including, but not limited to:

●	assist the Company in the identification, valuation, negotiation, consummation of one or more Transactions;
●	assist the Company in formulating a marketing strategy for the Company’s investment instruments and assist the company in developing procedures and a timetable for marketing the instruments;
●	advise the Company as to the timing, structure, and pricing of any debt or equity placement;
●	as necessary, provide the Company with acquisition and transaction assistance, including financial modeling and any additional M&A structural support.

In exchange for these services, the Company agreed to issue 185,000 shares of common stock to GHS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCM ENERGY PARTNERS INC

By	/s/ David Beach
Name: David Beach Title: CEO & President

Date:  April 30, 2012